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                                                                    EXHIBIT 23.2



                         Consent of Independent Auditors





The Board of Directors
AMCOR Capital Corporation:



We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement on Form S-3 of AMCOR Capital Corporation of our report dated December 3, 1997, relating to the consolidated balance sheet of AMCOR Capital Corporation as of August 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended, which report appears in the August 31, 1997 Annual Report on Form 10-KSB of AMCOR Capital Corporation.



                                         /s/  KELLY & COMPANY



Orange County, California
May 11, 1998